UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

COMMUNITY FINANCIAL

SHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

357 Roosevelt Road Glen Ellyn, Illinois	60137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 545-0900

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2007, Community Financial Shares, Inc. and its newly formed financing trust subsidiary, Community Financial Shares Statutory Trust II, a Delaware statutory trust, consummated the issuance and sale of an aggregate amount of $3,500,000 of the Trust’s floating rate capital securities in a pooled trust preferred transaction. The subordinated debentures accrue interest at a variable rate based on three-month LIBOR plus 1.62%, reset and payable quarterly. No underwriting commissions or placement fees were paid in connection with the issuance. The Company has guaranteed the Trust’s obligations with respect to the debentures.

The Company intends to use the proceeds of the trust preferred securities to redeem all 3,500 of its outstanding Preferred Securities issued by Community Financial Shares Statutory Trust I, the Company’s wholly-owned subsidiary, in the aggregate amount of $3,500,000. The redemption price will be at 100% of the liquidation amount of $1,000 per Preferred Security, plus accrued and unpaid interest to the redemption date of June 26, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See information provided under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1	Placement Agreement dated June 13, 2007.

99.2	Subscription Agreement dated June 21, 2007.

99.3	Guarantee Agreement for Community Financial Shares, Inc. dated as of June 21, 2007.

99.4	Indenture dated as of June 21, 2007 between Community Financial Shares, Inc. as Issuer and Wilmington Trust Company as Trustee for Floating Rate Junior Subordinated Deferrable Interest Debentures due June 21, 2037.

99.5	Amended and Restated Declaration of Trust for Community Financial Shares Statutory Trust II dated as of June 21, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC. (Registrant)

By:	/s/ Eric J. Wedeen
Eric J. Wedeen
Vice President and Chief Financial Officer

Date: June 22, 2007

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